UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2020

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2020, Jamie Weston resigned from the board of directors (the "Board") of Giga-tronics Incorporated (the "Company"). Mr. Weston served on the Board’s Compensation Committee, Nominating and Governance Committee, and Audit Committee.

On September 24, 2020, the Board appointed Thomas E. Vickers as a director of the Company, filling the vacancy resulting from Mr. Weston’s resignation. The Board has not appointed Mr. Vickers to any committee. The Company expects that Mr. Vickers will be appointed to the Board’s Compensation Committee, Nominating and Governance Committee and Audit Committee.

Mr. Vickers, age 56, served as the Chief Financial Officer of OmniComm Systems, Inc. a web-based software and services company, from October 2012 until its acquisition by Anju Software, Inc. in September 2019. Previously Mr. Vickers served as Omnicomm’s Vice President of Finance from October 2011 to October 2012. Prior to joining OmniComm, Mr. Vickers was with Ocwen Financial Corporation, a publicly traded diversified financial services holding company, where he served in positions of increasing responsibility, most recently as Director, Servicing Operations. Prior to that, Mr. Vickers was Vice President, Operations for S&J and Vice President, Financial Operations for Precision Response Corporation. Mr. Vickers has undergraduate degrees in Finance and Accounting and a Master of Taxation from Florida Atlantic University, and an MBA from the University of Miami. He is a Chartered Financial Analyst.

There are no arrangements or understandings between Mr. Vickers and any other person pursuant to which he was appointed as a director of the Company. Mr. Vickers has no family relationship with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has not made any determination as to the compensation Mr. Vickers will receive for his service as a director, if any. The Company will enter into an indemnification agreement with Mr. Vickers, the form of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended March 27, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2020	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Executive Vice President, Chief Financial Officer and Chief Operating Officer